Calculation of Filing Fee Table

Form S-1
(Form Type)

1st Franklin Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Senior Demand Notes	Rule 457(o)	—	—	$763,000,000.00(1)	$138.10 per $1,000,000	$105,370.30
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Debt	Senior Demand Notes	Rule 415(a)(6)	—		$212,000,000.00(1)			S-1	333-271357	May 22, 2023	$23,362.40
	Total Offering Amounts					$975,000,000.00(1)		$105,370.30
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$105,370.30

(1)    Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the $975,000,000.00 of Senior Demand Notes (“Notes”) registered pursuant to this registration statement includes $212,000,000.00 of unsold Notes (the “Unsold Notes”) previously registered and currently unsold under the Registrant’s Registration Statement on Form S-1 (File No. 333-271357), which was initially filed by the Registrant on April 20, 2023 and declared effective on May 22, 2023 (the “Prior Registration Statement”). The Unsold Notes remain registered under the Prior Registration Statement and are being carried forward to this registration statement. Filing fees of $23,362.40 were previously paid in connection with the Unsold Notes. Pursuant to Rule 415(a)(6), the filing fee previously paid with respect to the Unsold Notes will continue to be applied to such securities. Accordingly, the amount of the registration fee being paid herewith relates solely to the $763,000,000.00 of newly registered Notes being registered hereunder. Pursuant to Rule 415(a)(6), the offering of Unsold Notes under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.